UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 21, 2017 (December 18, 2017)
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PFIZER INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-3619	13-5315170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)		10017 (Zip Code)
Registrant's telephone number, including area code:
(212) 733-2323

Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company  [   ]

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.   [   ]

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 18, 2017, the Board of Directors of Pfizer Inc. (the "Company") amended and restated the Company's by-laws (the "By-laws") to reduce the percentage of outstanding stock required for stockholders to call a special meeting of stockholders from 20% to 10%. Article I, Section 9 of the By-laws permits one or more record holders of shares of stock of the Company representing in the aggregate not less than 10% of the total number of shares of stock entitled to vote on the matter or matters to be brought before the proposed special meeting to call a special meeting of stockholders, subject to the requirements set forth in the By-laws.
The foregoing description of the Company’s By-laws is qualified in all respects by reference to the text of the By-laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Pfizer Inc. By-laws, as amended on December 18, 2017.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Pfizer Inc. By-laws, as amended on December 18, 2017.

SIGNATURE
Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

By: /s/ Margaret M. Madden Margaret M. Madden
Dated: December 21, 2017	Title: Senior Vice President and Corporate Secretary Chief Governance Counsel